     As filed with the Securities and Exchange Commission on July 27, 1999
                                                 REGISTRATION STATEMENT NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


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                       CYBEX COMPUTER PRODUCTS CORPORATION
             (Exact name of registrant as specified in its charter)


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         ALABAMA                                              63-0801728
    (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification Number)



                               ------------------



    4991 CORPORATE DRIVE
    HUNTSVILLE, ALABAMA                                      35805
(Address of Principal Executive Offices)                   (Zip Code)

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                       CYBEX COMPUTER PRODUCTS CORPORATION
                         1995 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)


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                               STEPHEN F. THORNTON
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              4991 CORPORATE DRIVE
                            HUNTSVILLE, ALABAMA 35805
                                 (256) 430-4000
 (Name, address and telephone number, including area code, of agent for service)

                               ------------------

                          Copies of Communications To:

                              JOHN H. COOPER, ESQ.
                             SIROTE & PERMUTT, P.C.
                           2222 ARLINGTON AVENUE SOUTH
                         BIRMINGHAM, ALABAMA 35255-5727
                               TEL: (205) 930-5108
                               FAX: (205) 930-5301

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



                                          CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
       TITLE OF SECURITIES           AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
         TO BE REGISTERED             REGISTERED(1)          SHARE                 PRICE            REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value       748,672 shares          $12.72(2)           $9,523,108                $2,648
Common Stock, $.001 par value        16,553 shares          $28.00(3)           $463,484                  $  129
    Total                           765,225 shares                                                        $2,777
=======================================================================================================================

    (1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been divided into two subtotals.

    (2) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based on the weighted average exercise price at which the options whose exercise will result in the issuance of the shares being registered may be exercised.

    (3) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h), on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices for the Common Stock reported on The Nasdaq Stock Market on July 20, 1999, which was $28.00 per share.

                           INCORPORATION BY REFERENCE

         This Registration Statement is being filed to register additional securities under the Cybex Computer Products Corporation 1995 Employee Stock Option Plan (the "1995 Plan"). An earlier Registration Statement (No. 333-10989) was filed with the U.S. Securities and Exchange Commission on August 28, 1996 registering an aggregate of 242,150 shares of Common Stock, par value $.001 per share, under the 1995 Plan. In accordance with General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the earlier Registration Statement (No. 333-10989).


ITEM 8.                    EXHIBITS

           Exhibit No.     Description of Exhibit
           -----------     ----------------------

               5 Opinion of Sirote & Permutt, P.C. re: legality of shares

               23.1        Consent of PricewaterhouseCoopers LLP

               23.2 Consent of Sirote & Permutt, P.C. (contained in opinion of counsel filed in Exhibit 5 hereto)

               24 Power of Attorney (set forth on the signature pages of this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be singed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntsville, State of Alabama, on this 23rd day of July, 1999.

                            CYBEX COMPUTER PRODUCTS CORPORATION



                            By: /s/ STEPHEN F. THORNTON
                                -----------------------------------------------
                                     Stephen F. Thornton
                                     Chairman of the Board, President and
                                     Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen F. Thornton and Doyle C. Weeks, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                                            DATE

 /s/ STEPHEN F. THORNTON                    Chairman of the Board, President and Chief       July 23, 1999
------------------------------------------  Executive Officer (Principal Executive
Stephen F. Thornton                         Officer)

 /s/ DOUGLAS E. PRITCHETT                   Senior Vice President of Finance and Chief       July 23, 1999
------------------------------------------  Financial Officer (Principal Financial and
Douglas E. Pritchett                        Accounting Officer)

 /s/ DOYLE C. WEEKS                         Executive Vice President, Group Operations       July 23, 1999
------------------------------------------  and Business Development, and Director
Doyle C. Weeks

/s/ REMIGIUS G. SHATAS                      Executive Vice President, Special                July 23, 1999
------------------------------------------  Projects, Secretary and Director
Remigius G. Shatas

                                            Director
------------------------------------------
Oscar L. Pierce

 /s/ DAVID S. BUTLER                        Director                                         July 23, 1999
------------------------------------------
David S. Butler

 /s/ JOHN R. COOPER                         Director                                         July 23, 1999
------------------------------------------
John R. Cooper




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



                                  EXHIBIT INDEX


Exhibit No.       Description of Exhibit
-----------       ----------------------
      5           Opinion of Sirote & Permutt, P.C. re: legality of shares

      23.1        Consent of PricewaterhouseCoopers LLP

      23.2        Consent of Sirote & Permutt, P.C.
                  (contained in opinion of counsel filed in Exhibit 5 hereto)

      24 Power of Attorney (set forth on the signature pages of this Registration Statement)











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